EXHIBIT 99.1

LivaNova Provides Business Update

LONDON, Nov. 12, 2015 (GLOBE NEWSWIRE) -- LivaNova PLC (NASDAQ:LIVN) (LSE:LIVN) ("LivaNova" or the "Company"), a global medical technology company formed by the merger of Sorin S.p.A ("Sorin"), a leader in the treatment of cardiovascular diseases, and Cyberonics Inc. ("Cyberonics"), a medical device company with core expertise in neuromodulation, today provided the sales results for the three and nine months ended September 30, 2015 for Sorin's Cardiac Surgery and Cardiac Rhythm Management ("CRM") business units1, and the thirteen and thirty-nine weeks ended September 25, 2015 for Cyberonics' Neuromodulation business unit. These periods will be referred to as the third quarter, or three months ended September 30, 2015, and the nine months ended September 30, 2015, respectively, throughout this press release.

Sales Highlights

  Worldwide sales on a combined basis for the three months ended September 30, 2015 were $284.5 million, a decrease of 1.3% on a constant currency basis as compared to the previous year.
  For the most recent quarter, combined U.S. sales of $120.7 million represented 42% of total sales, while European sales of $95.6 million represented 34%, and sales in other markets, including Japan, accounted for $68.2 million, or 24%, of the Company's total sales.
  For the nine months ended September 30, 2015, worldwide sales on a combined basis were $884.3 million, an increase of 2.2% on a constant currency basis over the comparable periods in 2014.

"Overall, our third quarter results, reflecting the pre-merger sales of Sorin and Cyberonics, represent a diversified revenue base and a solid foundation from which to grow LivaNova. We are particularly pleased with the Neuromodulation business unit, where the AspireSR® launch is contributing substantially to results with strong growth from new patients in the U.S. Cardiac Surgery is expected to return to more normalized growth levels in the fourth quarter, and the anticipated regulatory approval of the Perceval sutureless valve in the United States and Japan, should drive further growth in that business unit in 2016. Softness in CRM in the second half of 2015 was expected and previously communicated. We believe that new product introductions will improve performance in CRM in 2016," said Andre-Michel Ballester, Chief Executive Officer of LivaNova.

"Our expectations are that sales for the 2015 calendar year will grow by approximately 2% on a constant currency basis. Going forward, we are focused on enhancing shareholder value by growing the top-line, realizing potential synergies and completing a successful integration. We are firmly on track to achieve each of these objectives," continued Mr. Ballester.

1 Sorin has previously reported sales in euros.

Three months ended September 30, 2015

For the three Business Units, sales were as follows:

Cardiac Surgery (as a business unit of Sorin during the reported period)

Cardiac surgery sales were $145.7 million, representing a 0.4% increase on a constant currency basis. Sales in the comparable period of 2014 were $161.8 million, with currency changes adversely impacting reported sales by $16.6 million in 2015.

Sales in cardiopulmonary products, including heart-lung machines, oxygenators, and auto-transfusion machines, were $113.1 million, an increase of 1.3% on a constant currency basis as compared to the previous year period. Sales in emerging markets were particularly strong, growing by 8.1% over the comparable period in 2014.

Heart valve sales, including tissue and mechanical heart valves, were $32.6 million, a decrease of 2.7% on a constant currency basis as compared to the same period the previous year. Sales in Japan were strong, although sales in the U.S. and emerging markets slowed from the prior year. Sales of Perceval® in Europe have resumed at an accelerated rate following the resolution of certain manufacturing issues.

Neuromodulation (as a business unit of Cyberonics during the reported period)

Neuromodulation sales were $84.4 million for third quarter, an increase of 17.4% on a constant currency basis. Sales in the comparable period of 2014 were $73.2 million, with currency changes adversely impacting sales by $1.5 million in 2015.

Growth was primarily driven by strong new patient adoption in the U.S. largely as a result of sales of AspireSR® following launch in June 2015, and continued growth in international markets. Unit growth globally was approximately 10%, and the 58% adoption rate of AspireSR® in the U.S. market drove a favorable product mix and higher revenue.

CRM (as a business unit of Sorin during the reported period)

CRM sales for the period totaled $53.7 million, a decrease of 21.8% on a constant currency basis. Sales in the comparable period of 2014 were $80.4 million, with currency changes adversely impacting reported sales by $9.2 million in 2015.

Planned shipments to Japan in the third quarter were significantly lower than in the prior year ahead of the launch of KORA 250®, which is anticipated in early 2016, and should support further regaining of market share. Lower shipments are, however, also expected in the fourth quarter in 2015. Weakness in certain European markets also contributed to lower sales, although the Platinium® launch in the fourth quarter is expected to contribute meaningfully to sales.

Nine months ended September 30, 2015

For the three Business Units, sales were as follows:

Cardiac Surgery (as a business unit of Sorin during the reported period)

Cardiac surgery sales grew to $450.0 million, an increase of 2.5% on a constant currency basis. Sales in the comparable period of 2014 were $493.5 million, with currency changes adversely impacting reported sales by $55.9 million in 2015.

Net sales in cardiopulmonary products grew to $346.4 million, an increase of 4.4% on a constant currency basis as compared to the prior year period. Sales in emerging markets were particularly strong during this period, growing by 17.6% over the comparable period.

Heart valve sales, were $103.6 million, a decrease of 3.2% on a constant currency basis as compared to the same period last year.

Neuromodulation (as a business unit of Cyberonics during the reported period)

Neuromodulation net sales grew to $233.2 million, an increase of 10.1% on a constant currency basis. Sales in the comparable period of 2014 were $216.6 million, with currency changes adversely impacting sales by $5.3 million in 2015.

Sales growth accelerated following the launch of AspireSR® in the U.S. market in June, 2015.

CRM (as a business unit of Sorin during the reported period)

CRM net sales for the period totaled $199.0 million, a decrease of 5.2% on a constant currency basis. Sales in the comparable period of 2014 were $249.5 million, with currency changes adversely impacting sales by $37.5 million in 2015.

Lower sales in the U.S. contributed to more than half of this decrease, following the Company's change in strategy announced in early 2015.Sales during this period were also impacted by a slowdown in European sales in the third quarter, as previously noted.

Webcast and Conference Call Instructions

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial 877-809-8594 (if dialing from within the U.S.) or 440-996-5677 (if dialing from outside the U.S.). The conference ID is 66815767.

Within 24 hours of the webcast, a replay will be available under the "Events & Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova

LivaNova PLC is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics Inc., a medical device company with core expertise in neuromodulation. LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems. The Company employs approximately 4,500 employees worldwide and is headquartered in London, U.K. With a presence in more than 100 countries, LivaNova operates as three business units: Cardiac Rhythm Management, Cardiac Surgery, and Neuromodulation, with operating headquarters in Clamart (France), Mirandola (Italy) and Houston (U.S.), respectively.

LivaNova is listed on NASDAQ and has been admitted to the standard listing segment of the Official List of the UK's Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol "LIVN".

Financial Alignment, Combined Sales Results, Business Unit Structure and Constant Currency

Cyberonics, the predecessor company to LivaNova, previously reported on a 52/53 week fiscal year calendar ending in April. With the formal change in the fiscal calendar of Cyberonics to a fiscal year ended December 31, the historical Neuromodulation business unit sales have been aligned to correspond as closely as possible to a third quarter ended September 30, 2015.

Although LivaNova was a shell company with no business operations until the closing date of the merger on October 19, 2015, the sales results disclosed are being provided on a combined basis, a non-GAAP formulation that combines the results of Sorin and Cyberonics for the fiscal periods completed prior to the merger. The Company believes that presenting the results of Sorin and Cyberonics in such a manner offers a meaningful representation to investors of the combined company's sales for these periods. A reconciliation of this information is attached to this business update.

LivaNova (succeeding to Sorin's and Cyberonics' combined businesses) operates under a Business Unit structure with Cardiac Surgery, Neuromodulation and CRM accounting for materially all of the sales during the periods referred to herein. The combined company also operates a New Ventures group, dedicated to promising new technologies, particularly in the areas of heart failure, sleep apnea and percutaneous mitral valve.

Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Constant currency growth measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.Management believes that referring to comparable, constant currency growth is a more useful way to evaluate the sales performance of the newly formed LivaNova and its business units, and to compare the sales performance of current periods to prior periods on a consistent basis. A reconciliation of this information is attached to this business update.

Use of Non-GAAP Financial Measures

In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed per GAAP.

Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.

For further reference, please refer to the attached reconciliations.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations, including in reference to the reported financial information for the Company's legacy Sorin and Cyberonics businesses. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain.  As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning developing novel opportunities in heart failure, sleep apnea and percutaneous mitral valve, creating new innovative solutions that benefit patients, healthcare professionals, and healthcare systems, and building significant shareholder value.  Important factors that may cause actual results to differ include, but are not limited to:  (i) risks that the businesses of Cyberonics and Sorin (together, the "combined companies") will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; (ii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (iii) risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; (iv) our organizational and governance structure; (v) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (vi) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (vii) the ability to hire and retain key personnel; (viii) the ability to attract new customers and retain existing customers in the manner anticipated; (ix) the reliance on and integration of information technology systems; (x) changes in legislation or governmental regulations affecting LivaNova; (xi) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (xii) conditions in the credit markets; (xiii) business and other financial risks inherent to the industries in which LivaNova operates; (xiv) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xv) LivaNova's international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xvi) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties' businesses, including those described in the "Risk Factors" section of the Registration Statement on Form S-4, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All information in this press release is as of the date of its release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.livanova.com, or contact:

Investor Relations:	Investor Relations and Media:

Vivid Sehgal	Greg Browne
Chief Financial Officer	Senior Vice President, Finance
Phone: +44 (0)203 786 5281	Phone: +1 (281) 228-7262
Fax: +44 (0)203 786 5291	Fax: +1 (281) 218-9332
e-mail: investor.relations@livanova.com	e-mail: corporate.communications@livanova.com
LivaNova PLC
THIRD QUARTER RECONCILIATION OF WORLDWIDE GROWTH TO COMPARABLE CONSTANT CURRENCY GROWTH (1) (2)
(U.S. $ in thousands)

	Proforma					Currency	Comparable
	LivaNova Third			Proforma		Impact on	Constant
	Quarter			Historical		Period	Currency
	2015	Sorin	Cyberonics	Sales	Growth	Sales	Growth

		Three months	Thirteen weeks
		ended	ended
		September 30,	September 25,
		2015	2015

Cardiac Surgery	145,737	145,737		161,770	-9.9%	16,621	0.4%

CRM	53,666	53,666		80,423	-33.3%	9,199	-21.8%

Neuromodulation	84,405		84,405	73,185	15.3%	1,485	17.4%

Other	716	716	—	835	—	138	—

TOTAL	$ 284,525	$ 200,119	$ 84,405	$ 316,212	-10.0%	$ 27,443	-1.3%

(1) Management believes that referring to constant currency growth rates is a more appropriate way to evaluate operational performance. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average foreign exchange rates during the corresponding prior year period.
(2) The sales results presented are unaudited.
LivaNova PLC
NINE MONTHS RECONCILIATION OF WORLDWIDE GROWTH TO COMPARABLE CONSTANT CURRENCY GROWTH (1) (2)
(U.S. $ in thousands)

	Proforma
	LivaNova					Currency	Comparable
	Nine			Proforma		Impact on	Constant
	Months			Historical		Period	Currency
	2015	Sorin	Cyberonics	Sales	Growth	Sales	Growth

		Nine months	Thirty-nine weeks
		ended	ended
		September 30,	September 25,
		2015	2015

Cardiac Surgery	450,001	450,001		493,513	-8.8%	55,947	2.5%

CRM	198,981	198,981		249,452	-20.2%	37,489	-5.2%

Neuromodulation	233,189		233,189	216,589	7.7%	5,284	10.1%

Other	2,134	2,134	—	2,507		461

TOTAL	$ 884,305	$ 651,116	$ 233,189	$ 962,061	-8.1%	$ 99,181	2.2%

(1) Management believes that referring to constant currency growth rates is a more appropriate way to evaluate operational performance. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average foreign exchange rates during the corresponding prior year period.
(2) The sales results presented are unaudited.